UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 22, 2004

LEGG MASON, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Light Street, Baltimore, Maryland	21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(410) 539-0000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

Effective January 1, 2005, Legg Mason Wood Walker, Incorporated is changing vendors for the administration of the Legg Mason Wood Walker, Incorporated Profit Sharing and 401(k) Plan and Trust (the "Plan"). To facilitate the change, there will be a blackout period for transactions with and within the Plan, including transactions in Legg Mason, Inc. ("Legg Mason") common stock. The Plan transactions that will be restricted or prevented during the blackout period are enrolling in the Plan, obtaining account balances, obtaining current statements, changing savings amounts, transferring funds among investment options (including into or out of the Legg Mason common stock funds), changing investment options for new money, requesting withdrawals, requesting loans, early loan payoffs and rolling over qualified plan money into the Plan. During the Plan blackout period, executive officers and directors of Legg Mason will be restricted from effecting any transactions in Legg Mason common stock.

The blackout period will begin at the market close on Friday, December 31, 2004 and is expected to end sometime during the week of January 16, 2005. During the week of January 16, 2005, any director or executive officer of Legg Mason who would like to be informed of the actual termination date of the Plan blackout period should contact Legg Mason's General Counsel. During the blackout period and for a period of two years after the ending date of the blackout period, a security holder or other interested person may obtain, without charge, the actual ending date of the blackout period by sending a written request to the Human Resources Department, Legg Mason Wood Walker, Incorporated, 100 Light Street, Baltimore, MD 21202.

For further information regarding the blackout period, please contact Joseph E. Timmins at Legg Mason, Inc., 100 Light Street, Baltimore, MD 21202 or 410-539-0000.

Legg Mason received the notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 (29 U.S.C. 1021 (i)(2)(E)) on November 22, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: November 22, 2004	By:	/s/ Robert F. Price

Robert F. Price
Senior Vice President, Secretary
and General Counsel

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